UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2011

ON4 COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-34297
Commission File Number

98-0540536
(IRS Employer Identification No.)

16413 N. 91 Street, C 100, Scottsdale, AZ
(Address of principal executive offices)

85260
(Zip Code)

480-619-5510
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

On December 15th, 2011, On4 Communications, Inc. (the “Company”) entered into a share exchange agreement with NetCents Systems Ltd., an Alberta company (“NetCents”). Pursuant to the terms of the Share Exchange Agreement, the Company and NetCents agreed to engage in a share exchange which, if completed, would result in NetCents becoming a wholly owned subsidiary of the Company..

The following is a brief description of the material terms and conditions of the Share Exchange Agreement:

1.	The Company will issue 2 shares of their Company stock from treasury for every 1 share of NetCents stock issued and outstanding on the date of closing;

2.	NetCents will receive approval for the share exchange from holders of at least 2/3rds of its voting;

3.

NetCents will have no more than 16,245,421 shares of its common stock issued and outstanding on the closing date of the Share Exchange Agreement. Additional issuances must be authorized by the Company;

4.	the Company and NetCents will be reasonably satisfied with their respective due diligence investigation of each other;

5.

NetCents will have delivered to the Company audited financial statements for its last two fiscal years and any applicable interim period ended no more than 35 days before the closing of the Share Exchange Agreement, prepared in accordance with United States GAAP and audited by an independent auditor registered with the Public Company Accounting Oversight Board in the United States;

7.	NetCents will file all required documentation with the Province of Alberta to effect the share exchange; and

8.	The Company’s directors and officers have resigned and NetCents has appointed new directors and officers to fill the resulting vacancy.

Also on December 15, 2011 NetCents received the approval for the Share Exchange Agreement and the share exchange transaction from holders of approximately 76% of its voting securities through written resolution in lieu of holding a meeting.

The Share Exchange Agreement is attached as Exhibit 2.1 to this current report.

Due to conditions precedent to closing, including those set out above, and the risk that these conditions precedent will not be satisfied, there is no assurance that the share exchange will be completed as contemplated in the Share Exchange Agreement

Item 9.01 Financial Statements and Exhibits

Exhibit 2.1	Share Exchange Agreement December 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 16, 2011	On4 Communications, Inc.
(Registrant)

	By:	/s/ Clayton Moore
	Name:	Clayton Moore
	Title:	President, CEO and Director